Exhibit 99.1
N e w s   R e l e a s e

CONTACT:	Michael Berman	FOR IMMEDIATE RELEASE
	(312) 279-1496	April 18, 2011
ELS REPORTS FIRST QUARTER RESULTS
Maintains 2011 FFO Guidance Range
          CHICAGO, IL — April 18, 2011 — Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced results for the quarter ended March 31, 2011.
     a) Financial Results
          For the first quarter 2011, Funds From Operations (“FFO”) were $40.6 million, or $1.14 per share on a fully-diluted basis, compared to $37.4 million, or $1.05 per share on a fully-diluted basis for the same period in 2010. Net income available to common stockholders totaled $19.0 million, or $0.61 per share on a fully-diluted basis for the quarter ended March 31, 2011. This compares to net income available to common stockholders of $15.1 million, or $0.49 per share on a fully-diluted basis for the same period in 2010. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP measure.
     b) Portfolio Performance
          First quarter 2011 property operating revenues, excluding deferrals, were $131.6 million, compared to $131.4 million in the first quarter of 2010. For the quarter ended March 31, 2011, our Core property operating revenues were flat compared to the first quarter of 2010. Excluding upfront payments from right-to-use contracts, first quarter 2011 Core property revenues increased approximately 0.8 percent as compared to the first quarter of 2010. The reduction in upfront payments is primarily due to the shift to low cost right-to-use contracts in the spring of 2010 instead of the historical high-cost memberships. The first quarter 2011 decrease in upfront payments is offset by a similar decrease in sales and marketing expenses. Core property operating expenses for the quarter ended March 31, 2011 decreased approximately 1.5 percent, resulting in an increase of approximately 1.4 percent to income from Core property operations over the quarter ended March 31, 2010. See the attachment to this press release for a reconciliation of income from property operations.
     c) Asset-related Transaction
          On April 6, 2011, we closed on a $3.8 million note receivable with a stated interest rate of 15 percent per annum to the owner of Lakeland RV. Lakeland RV is a 700-site RV property located in Milton, Wisconsin. The note requires interest only payments of 9 percent and matures on May 1, 2016. We also hold a right of first refusal to match any offer received on Lakeland RV during the time the note is outstanding.
     d) Balance Sheet
          Our cash and short-term investments balance as of March 31, 2011 was approximately $92.4 million. Our average long-term secured debt balance was approximately $1.4 billion in the quarter, with a weighted average interest rate, including amortization, of approximately 6.06 percent per annum. Interest coverage was approximately 3.2 times in the quarter ended March 31, 2011.

          Our unsecured line of credit currently has an availability of $100 million and expires on June 29, 2011. We are currently negotiating a new line of credit with an expected availability of $300 million.
     e) Preferred Stock Offering
          On March 4, 2011, the Company, on behalf of selling stockholders, closed on a public offering of 8,000,000 shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference of $25.00 per share, at a price of $24.75 per share. The Company did not receive any proceeds from the offering.
     f) Guidance
          Guidance for 2011 FFO per share, on a fully-diluted basis, is projected to be in the range of $3.75 to $3.95 for the year ending December 31, 2011 and in the range of $0.75 to $0.85 for the quarter ending June 30, 2011. The Company estimates that Core property operating revenue for 2011 is expected to grow at approximately 1.1 to 1.6 percent over 2010, assuming stable occupancy. Income from Core property operations, excluding property management expenses, is expected to grow at approximately 3.0 to 3.5 percent over 2010.
          The Company’s guidance ranges acknowledge the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2011 guidance include (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts, (v) occupancy changes; and (vi) our ability to retain and attract customers renewing or entering right-to-use contracts. Results for 2011 also may be impacted by, among other things (i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; (ii) variability in income from home sales operations, including anticipated expansion projects; (iii) potential effects of uncontrollable factors such as environmental remediation costs and hurricanes; (iv) potential acquisitions, investments and dispositions; (v) mortgage debt maturing during 2011; (vi) changes in interest rates; and (vii) continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by the seasonality at certain of the properties.
          Equity LifeStyle Properties, Inc. owns or has an interest in 307 quality properties in 27 states and British Columbia consisting of 111,004 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
          A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central time on April 19, 2011.
          This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•	the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its properties (including those recently acquired);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to properties currently owned or that the Company may acquire;

•	the Company’s assumptions about rental and home sales markets;

•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration of any such acquisition;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of agreements with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
          These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
          Tables follow:

Equity LifeStyle Properties, Inc.
Selected Financial Data
(Unaudited)
(Amounts in thousands except for per share data)

	Quarters Ended
	March 31,	March 31,
	2011	2010
Revenues:
Community base rental income	$66,183	$64,422
Resort base rental income	36,468	36,945
Right-to-use annual payments	12,012	12,185
Right-to-use contracts current period, gross	3,853	4,937
Right-to-use contracts, deferred, net of prior period amortization	(2,496)	(3,948)
Utility and other income	13,062	12,889
Gross revenues from home sales	1,357	1,047
Brokered resale revenues, net	253	239
Ancillary services revenues, net	1,025	1,063
Interest income	1,039	1,192
Income from other investments, net	699	1,177

Total revenues	133,455	132,148

Expenses:
Property operating and maintenance	44,311	43,454
Real estate taxes	8,057	8,314
Sales and marketing, gross	2,256	3,263
Sales and marketing, deferred commissions, net	(1,000)	(1,412)
Property management	8,463	8,740
Depreciation on real estate and other costs	17,227	16,923
Cost of home sales	1,419	1,159
Home selling expenses	477	477
General and administrative	5,647	5,676
Rent control initiatives	112	714
Depreciation on corporate assets	249	210
Interest and related amortization	21,389	23,767

Total expenses	108,607	111,285

Income before equity in income of unconsolidated joint ventures	24,848	20,863

Equity in income of unconsolidated joint ventures	784	841

Consolidated income from continuing operations	25,632	21,704

Discontinued Operations:
Discontinued operations	—	—
Loss from discontinued real estate	—	(177)

Loss from discontinued operations	—	(177)

Consolidated net income	25,632	21,527

Income allocated to non-controlling interest — Common OP Units	(2,621)	(2,432)
Income allocated to non-controlling interest — Perpetual Preferred OP Units	(2,801)	(4,031)
Redeemable Perpetual Preferred Stock Dividends	(1,250)	—

Net income available for Common Shares	$18,960	$15,064

Net income per Common Share — Basic	$0.61	$0.50
Net income per Common Share — Fully Diluted	$0.61	$0.49

Average Common Shares — Basic	30,996	30,304
Average Common Shares and OP Units — Basic	35,330	35,217
Average Common Shares and OP Units — Fully Diluted	35,609	35,500

Equity LifeStyle Properties, Inc.
(Unaudited)

	Quarters Ended
Reconciliation of Net Income to FFO and FAD	March 31,	March 31,
(amounts in 000s, except for per share data)	2011	2010
Computation of funds from operations:
Net income available for Common Shares	$18,960	$15,064
Income allocated to common OP Units	2,621	2,432
Right-to-use contract upfront payments, deferred, net (1)	2,496	3,948
Right-to-use contract commissions, deferred, net(2)	(1,000)	(1,412)
Depreciation on real estate assets and other	17,227	16,923
Depreciation on unconsolidated joint ventures	307	305
Loss on real estate	—	177

Funds from operations (FFO)	$40,611	$37,437

Non-revenue producing improvements to real estate	(2,831)	(3,379)

Funds available for distribution (FAD)	$37,780	$34,058

FFO per Common Share — Basic	$1.15	$1.06
FFO per Common Share — Fully Diluted	$1.14	$1.05

FAD per Common Share — Basic	$1.07	$0.97
FAD per Common Share — Fully Diluted	$1.06	$0.96

(1)	The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the entry of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is determined based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contract sales, offset by the amortization of prior period sales.

(2)	The Company is required by GAAP to defer recognition of the commission paid related to the entry of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the entry of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.
Income from Property Operations Detail
(Amounts in thousands)

	Quarters Ended
	March 31,	March 31,
	2011	2010
Community base rental income	$66,183	$64,422
Resort base rental income	36,468	36,945
Right-to-use annual payments	12,012	12,185
Right-to-use contracts current period, gross	3,853	4,937
Utility and other income	13,062	12,889

Property operating revenues, excluding deferrals	131,578	131,378

Property operating and maintenance	44,311	43,454
Real estate taxes	8,057	8,314
Sales and marketing, gross	2,256	3,263

Property operating expenses, excluding deferrals and Property management	54,624	55,031

Income from property operations, excluding deferrals and Property management	76,954	76,347
Property management	8,463	8,740

Income from property operations, excluding deferrals	$68,491	$67,607

Equity LifeStyle Properties, Inc.
(Unaudited)

	As Of	As Of
	March 31,	December 31,
	2011	2010
Total Common Shares and OP Units Outstanding:
Total Common Shares Outstanding	31,196,318	30,972,353
Total Common OP Units Outstanding	4,312,958	4,431,420

	March 31,	December 31,
	2011	2010
	(amounts in 000s)	(amounts in 000s)
Selected Balance Sheet Data:
Net investment in real estate	$1,876,362	$1,884,322
Cash and short-term investments	$92,406	$64,925
Total assets	$2,066,862	$2,048,395

Mortgage notes payable	$1,407,176	$1,412,919
Unsecured lines of credit	$—	$—
Total liabilities	$1,597,124	$1,588,237
Perpetual Preferred OP Units	$—	$200,000
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock	$200,000	$—
Total equity	$269,738	$260,158
Summary of Total Sites as of March 31, 2011:

Sites
Community sites	44,200
Resort sites:
Annuals	20,800
Seasonal	8,900
Transient	9,700
Membership (1)	24,300
Joint Ventures (2)	3,100

111,000

(1)	Sites primarily utilized by approximately 106,000 members.

(2)	Joint Venture income is included in Equity in income from unconsolidated joint ventures.

Equity LifeStyle Properties, Inc.
(Unaudited)

	Quarters Ended
Manufactured Home Site Figures and	March 31,	March 31,
Occupancy Averages: (1)	2011	2010
Total Sites	44,234	44,231
Occupied Sites	40,006	39,836
Occupancy %	90.4%	90.1%
Monthly Base Rent Per Site	$551.45	$539.06
Core (2) Monthly Base Rent Per Site	$551.51	$539.14

	Quarters Ended
	March 31,	March 31,
Home Sales:(1) (Dollar amounts in thousands)	2011	2010
New Home Sales Volume (3)	21	18
New Home Sales Gross Revenues	$811	$424

Used Home Sales Volume (4)	153	133
Used Home Sales Gross Revenues	$546	$623

Brokered Home Resale Volume	205	187
Brokered Home Resale Revenues, net	$253	$239

(1)	Results of continuing operations, excludes discontinued operations.

(2)	The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. The 2011 Core Portfolio includes all Properties acquired prior to December 31, 2009 and which have been owned and operated by the Company continuously since January 1, 2010. Core growth percentages exclude the impact of GAAP deferrals of membership sales and related commission.

(3)	The quarter ended March 31, 2011 and 2010, includes zero and seven third-party dealer sales, respectively.

(4)	The quarter ended March 31, 2011 and 2010, includes zero and one third-party dealer sales, respectively.

Net Income and FFO per Common Share Guidance	Second Quarter 2011		Full Year 2011
on a fully diluted basis (unaudited):	Low	High	Low	High
Projected net income (1)	$0.20	$0.30	$1.59	$1.79
Projected depreciation	0.50	0.50	1.96	1.96
Projected net deferral of right-to-use contract upfront payments and commissions	0.05	0.05	0.20	0.20

Projected FFO	$0.75	$0.85	$3.75	$3.95

(1)	Due to the uncertain timing and extent of right-to-use contracts and the resulting deferrals, actual net income could differ materially from expected net income.
Non-GAAP Financial Measures
     Funds from Operations (“FFO”), is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
     The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund its cash needs, including its ability to make cash distributions.